UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 30, 2024, Brand Engagement Network Inc. (the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for its common stock had been below $1.00 per share (the “Minimum Bid Price Requirement”) for 30 consecutive business days, it was no longer in compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 days, or until June 30, 2025, to regain compliance with the Minimum Bid Price Requirement.

On July 1, 2025, the Company received a letter (the “Extension Notice”) from Nasdaq notifying the Company that it has been granted an extension of 180 calendar days (the “Extension”), or until December 29, 2025, to regain compliance with the Minimum Bid Price Requirement under Nasdaq Listing Rule 5550(a). If, at any time before December 29, 2025, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification to the Company that it has regained compliance with the Minimum Bid Price Requirement (unless Nasdaq exercises its discretion to extend the 10-day period).

As outlined by Nasdaq, and as part of its terms for granting the Extension, if the Company fails to maintain a stockholders’ equity value above $5,000,000 in its financials included in its Quarterly Report on Form 10-Q for the period ending June 30, 2025, Nasdaq will withdraw the Extension and issue a delisting determination. In that event, the Company would have the right to request a hearing before an independent Nasdaq Hearings Panel.

The Company will continue to monitor the closing bid price of its common stock and consider implementing available options to regain compliance with the Minimum Bid Price Requirement. Specifically, the Company has confirmed to Nasdaq that, if necessary, it intends to implement a reverse stock split of its outstanding common stock (if approved by the Company’s stockholders) to regain compliance. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement during this 180-day Extension. If the Company does not regain compliance within the allotted extension period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq Hearings Panel, although it would not be entitled to a stay of the suspension of trading of its common stock. The Company is committed to maintaining its listing on The Nasdaq Capital Market.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s intent or ability to regain compliance with Nasdaq’s Minimum Bid Price Requirement, the Company’s ability to remain listed on The Nasdaq Capital Market during the pendency of the compliance period and other statements that are not statements of historical fact. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors, including those listed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC and in the Company’s Quarterly Reports on Form 10-Q. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: July 2, 2025	By:	/s/ Paul Chang
	Name:	Paul Chang
	Title:	Chief Executive Officer